[EXECUTION COPY]

UNIBANCO-UNIÃO DE BANCOS BRASILEIROS S.A.

AND

UNIBANCO HOLDINGS S.A.

AND

THE BANK OF NEW YORK MELLON, As Depositary,

AND

HOLDERS

FROM TIME TO TIME OF

GLOBAL DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of March 26, 2001

As Amended and Restated as of ________, 2008

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Table of Contents

ARTICLE 1. DEFINITIONS

Section 1.1

Affiliate.

Section 1.2

Brazilian Stock Exchange.

Section 1.3

Bylaws.

Section 1.4

Central Bank.

Section 1.5

Commission.

Section 1.6

Companies; Company.

Section 1.7

Corporate Trust Office.

Section 1.8

Custodian.

Section 1.9

CVM.

Section 1.10

Deliver; Delivery.

Section 1.11

Deposit Agreement.

Section 1.12

Depositary.

Section 1.13

Deposited Securities.

Section 1.14

Dollars.

Section 1.15

Foreign Registrar.

Section 1.16

Global Depositary Shares, GDSs.

Section 1.17

Holder.

Section 1.18

Receipts, GDRs.

Section 1.19

Registrar.

Section 1.20

Regulation D.

Section 1.21

Regulation S.

Section 1.22

Restricted Securities.

Section 1.23

Rule 144A.

Section 1.24

Securities Act.

Section 1.25

Securities Exchange Act.

Section 1.26

Unit Depositary.

Section 1.27

Units.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF UNITS, EXECUTION, DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

Section 2.1

Form and Transferability of Receipts.

Section 2.2

Deposit of Units.

Section 2.3

Execution and Delivery of Receipts.

Section 2.4

Transfer of Receipts; Combination and Split-up of Receipts.

Section 2.5

Surrender of Receipts and Withdrawal of Deposited Securities.

Section 2.6

Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer, Etc.

Section 2.7

Lost Receipts, etc.

Section 2.8

Cancellation and Destruction of Surrendered Receipts.

Section 2.9

Pre-Release of Receipts.

Section 2.10

Maintenance of Records.

Section 2.11

Uncertificated Global Depositary Shares; DTC Direct Registration System.

ARTICLE 3. CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

Section 3.1

Filing Proofs, Certificates and Other Information.

Section 3.2

Liability of Holders for Taxes and Other Charges.

Section 3.3

Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Units or Receipts.

Section 3.4

Disclosure of Beneficial Ownership.

Section 3.5

Ownership Restrictions.

Section 3.6

Compliance with Information Requests.

ARTICLE 4. RIGHTS RELATING TO THE DEPOSITED SECURITIES; CERTAIN OBLIGATIONS OF THE DEPOSITARY

Section 4.1

Cash Distributions.

Section 4.2

Distributions Other Than Cash, Units or Rights.

Section 4.3

Distributions in Units.

Section 4.4

Distributions of Rights.

Section 4.5

Conversion of Foreign Currency.

Section 4.6

Fixing of Record Date.

Section 4.7

Voting of Deposited Securities.

Section 4.8

Changes Affecting Deposited Securities.

Section 4.9

Transmittal by the Depositary of Companies’ Notices, Reports and Communications.

Section 4.10

Taxation.

Section 4.11

Lists of Holders.

Section 4.12

Available Information.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIAN AND THE COMPANIES

Section 5.1

Maintenance of Depositary’s Office and Register.

Section 5.2

Prevention or Delay in Performance by the Depositary or the Companies.

Section 5.3

Obligations of the Depositary, the Custodian and the Companies.

Section 5.4

Resignation and Removal of the Depositary, Appointment of Successor Depositary.

Section 5.5

The Custodian.

Section 5.6

Notices and Reports.

Section 5.7

Issuance of Additional Units, Etc.

Section 5.8

Indemnification.

Section 5.9

Charges of Depositary.

Section 5.10

Retention of Depositary Documents.

Section 5.11

Exclusivity.

Section 5.12

List of Restricted Securities Owners.

ARTICLE 6. AMENDMENT AND TERMINATION

Section 6.1

Amendment.

Section 6.2

Termination.

ARTICLE 7. MISCELLANEOUS

Section 7.1

Counterparts.

Section 7.2

No Third Party Beneficiaries.

Section 7.3

Severability.

Section 7.4

Holders as Parties, Binding Effect.

Section 7.5

Regulatory Compliance.

Section 7.6

Notices.

Section 7.7

Governing Law and Jurisdiction; Appointment of Agent; Waiver of Immunities.

Section 7.8

Compliance With U.S. Securities Laws.

DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of March 26, 2001, as amended and restated as of ______, 2008 among UNIBANCO-UNIAO DE BANCOS BRASILEIROS S.A. (“Unibanco”), a corporation organized under the laws of the Federative Republic of Brazil (“Brazil”) and its successors, UNIBANCO HOLDINGS S.A. (“Unibanco Holdings”), a corporation organized under the laws of Brazil and its successors, THE BANK OF NEW YORK MELLON, a New York banking corporation, and any successor as depositary hereunder (the “Depositary”), and all Holders, as hereinafter defined, from time to time of the Global Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, Unibanco, Unibanco Holdings, the Depositary, and all Holders from time to time of Global Depositary Receipts issued thereunder entered into a deposit agreement dated as of March 26, 2001 (the “Unibanco and Unibanco Holdings Deposit Agreement”);

WHEREAS, the Companies and the Depositary now wish to amend the Unibanco and Unibanco Holdings Deposit Agreement to, among other things, provide for the creation of uncertificated Global Depositary Shares, modify the provision of Section 5.9 ("Charges of the Depositary") and amend the ratio of Units to Global Depositary Shares in Exhibit A hereto to reflect the change in ratio adopted by the Companies;

WHEREAS, the Companies desire to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Companies from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of Global Depositary Shares representing the Units so deposited, in specified circumstances, and for the execution and delivery of Global Depositary Receipts evidencing the Global Depositary Shares;

WHEREAS, the Companies have duly authorized the creation of the Units (as hereinafter defined), with such terms and provisions as are specified in the Bylaws of Unibanco and the Bylaws of Unibanco Holdings and approved by the stockholders of Unibanco and Unibanco Holdings at meetings of shareholders held on April 18, 1997; and

WHEREAS, the Global Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement and as shall be specified in or pursuant to any resolutions of the Companies’ Boards of Directors;

NOW, THEREFORE, in consideration of the premises it is agreed by and among the parties hereto as follows:

ARTICLE 1.  DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.1

Affiliate.

The term “Affiliate” shall have the meaning assigned to it under Regulation C under the Securities Act, as hereinafter defined.

Section 1.2

Brazilian Stock Exchange.

The term “Brazilian Stock Exchange” shall mean the Bolsa de Valores de Sao Paulo.

Section 1.3

Bylaws.

The term “Bylaws” shall mean the estatuto social or equivalent organizational documents of the respective Companies.

Section 1.4

Central Bank.

The term “Central Bank” shall mean Banco Central do Brasil and its successors.

Section 1.5

Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.6

Companies; Company.

The term “Companies” shall mean Unibanco, a corporation organized and existing under the laws of Brasil, having its principal executive office at Av. Eusebio Matoso 891, 05423-901, City of São Paulo, State of São Paulo, Brazil, and its successors and Unibanco Holdings, a corporation organized and existing under the laws of Brazil, having its principal executive office at Av. Eusebio Matoso 891, 22nd Floor, 05423-901 City of São Paulo, State of São Paulo, Brazil, and its successors, and the term “Company” shall mean either of them.

Section 1.7

Corporate Trust Office.

The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

Section 1.8

Custodian.

The term “Custodian” shall mean, as of the date hereof, Unibanco, as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation that may be appointed by the Depositary pursuant to the terms of Section 5.5 as substitute Custodian hereunder, as the context requires.

Section 1.9

CVM.

The term “CVM” shall mean the Comissão de Valores Mobiliarios, the Brazilian National Securities Commission, or any successor governmental agency in Brazil.

Section 1.10

Deliver; Delivery.

The term “deliver” and “delivery” shall mean, when used in respect of GDSs, Receipts, Deposited Securities and Units, the electronic delivery of such security by means of book-entry transfer, or the physical delivery of the certificate representing such security, if available.

Section 1.11

Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be amended or otherwise modified from time to time in accordance with the provisions hereof.

Section 1.12

Depositary.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary pursuant to the terms of Section 5.4.

Section 1.13

Deposited Securities.

The term “Deposited Securities” as of any time shall mean Units or rights thereto at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect of such Units (and Shares forming the Units) and at such time held hereunder, subject in the case of cash to the provisions of Section 4.5.

Section 1.14

Dollars.

The term “dollars” shall mean the lawful currency of the United States.

Section 1.15

Foreign Registrar.

The term “Foreign Registrar” shall mean Unibanco, which carries out the function of registrar for the Units, or any successor as registrar for the Units.

Section 1.16

Global Depositary Shares, GDSs.

The term “Global Depositary Shares” or “GDSs” shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the Holders pursuant to the terms and conditions of this Deposit Agreement, whether in certificated or uncertificated form.  Each Global Depositary Share shall represent the number of Units specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities referred to in Section 4.3 or a change in Deposited Securities referred to in Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter each Global Depositary Share shall represent the right to receive the Units or Deposited Securities specified in such Sections.

Section 1.17

Holder.

The term “Holder” shall mean the person or persons in whose name a Receipt is registered on the register of the Depositary or the Registrar, if any, maintained for such purpose, and shall include the beneficial owner, if any, of the Deposited Securities evidenced by such Receipt.  The term "Holder" shall include owners of uncertificated GDSs.

Section 1.18

Receipts, GDRs.

The term “Receipts” or “GDRs” shall mean the Global Depositary Receipts issued hereunder evidencing Global Depositary Shares, as such Global Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement.  A Receipt or GDR may evidence any number of Global Depositary Shares.

Section 1.19

Registrar.

The term “Registrar” shall mean the Depositary or, upon the request or with the approval of the Companies, any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

Section 1.20

Regulation D.

The term “Regulation D” shall mean Regulation D under the Securities Act, as from time to time amended.

Section 1.21

Regulation S.

The term “Regulation S” shall mean Regulation S under the Securities Act, as from time to time amended.

Section 1.22

Restricted Securities.

The term “Restricted Securities” shall mean Units, as defined below, or GDSs representing such Units, which are acquired directly or indirectly from the Companies or their affiliates (as defined in Rule 144 under the Securities Act) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D, Rule 144 or Rule 144A under that Act, or which are held directly or indirectly by officers, directors (or persons performing similar functions) or other affiliates of the Companies, or which are subject to other restrictions on sale or deposit under the laws of the United States, Brazil, or under any shareholder agreements or the Bylaws or other organizational documents of the Companies.

Section 1.23

Rule 144A.

The term “Rule 144A” shall mean Rule 144A under the Securities Act, as from time to time amended.

Section 1.24

Securities Act.

The term “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.25

Securities Exchange Act.

The term “Securities Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

Section 1.26

Unit Depositary.

The term “Unit Depositary” shall mean Unibanco, and any successor as depositary under the Bylaws of Unibanco and the Bylaws of Unibanco Holdings.

Section 1.27

Units.

The term “Units” shall mean duly and validly authorized, issued and outstanding units issued by the Unit Depositary, each representing ownership of one ação preferencial of Unibanco, (“Unibanco Preferred Shares”), and one ação preferencial of Unibanco Holdings, (“Unibanco Holdings Preferred Shares,” and, together with Unibanco Preferred Shares, “Shares”), which Shares are duly and validly authorized, issued and outstanding, fully paid, nonassessable and free of any preemptive rights and duly deposited with the Unit Depositary for the creation of Units, and may, if the Depositary so agrees after consultation with the Company, include evidence of rights to receive Units; provided that in no event shall Units include evidence of the right to receive Units (or Shares) with respect to which the full purchase price has not been paid or Units (or Shares) as to which preemptive rights (if any) have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.9, an exchange or conversion in respect of the Units, the term “Units” shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF UNITS, EXECUTION, DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

Section 2.1

Form and Transferability of Receipts.

The Receipts shall be engraved, lithographed or printed, or shall be in such other form as may be agreed upon by the Companies and the Depositary, and in any event shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.

Receipts shall be executed and dated by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar shall have been appointed pursuant to Section 5.1 hereof, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar, and such execution of any Receipt by manual or facsimile signature shall be conclusive evidence and the only evidence, that such Receipt has been duly executed and delivered hereunder.  The Depositary, at its Corporate Trust Office, or the Registrar, if a Registrar shall have been appointed, shall maintain a register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the facsimile signature of anyone who was at the time of signature a duly authorized signatory of the Depositary, or the Registrar, as the case may be, shall bind the Depositary, or the Registrar, as the case may be, notwithstanding that such signatory has ceased to hold such office prior to or after the delivery of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes, including requirements with respect to registration of transfer, not inconsistent with this Deposit Agreement as may be necessary to enable the Depositary to perform its obligations hereunder, or as may be required to comply with any applicable laws or regulations, in order for the GDSs to meet any listing requirements or other rules or regulations of the New York Stock Exchange or any other exchange or stock quotation system upon which the GDSs may be listed or traded or to conform with any usage with respect to such laws, regulations, requirements or rules, or to indicate any special limitations or restrictions to which any particular Receipts or GDSs are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

The Receipts shall bear a CUSIP number that is different from the CUSIP number that is or may be assigned to any depositary receipts relating to Units or any other arrangement between the Depositary (or any other depositary) and the Companies which are not Receipts issued hereunder and are Restricted Securities.

Subject to any limitations set forth in a Receipt or in this Deposit Agreement, when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice), title to such Receipt (and to the Global Depositary Shares evidenced thereby) shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Companies and the Depositary, notwithstanding any notice to the contrary, may deem and treat the registered Holder of a Receipt as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement, and neither the Depositary nor the Companies shall have any obligation or be subject to any liability under this Deposit Agreement to any beneficial owner of a Receipt unless such beneficial owner is the registered Holder thereof.

Section 2.2

Deposit of Units.

Subject to the terms and conditions of this Deposit Agreement, Units or evidence of rights to receive Units may be deposited by any person including the Depositary in its individual capacity by (i) delivery of certificates therefor to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian or (ii) electronic transfer of Units through the Foreign Registrar for credit to or for the account of the Custodian maintained with the Foreign Registrar for such purpose, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (x) a written order, from the person depositing such Units or on whose behalf such Units are deposited, directing the Depositary to execute and deliver to, or upon the written order of, the persons or persons stated in such order a Receipt or Receipts for the number of Global Depositary Shares representing the Units so deposited, (y) all such certifications as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement and (z) any payments, including the charges of the Depositary for the making of the deposits of Units and the issuance of Receipts (as set forth in Section 5.9).

The Depositary and the Custodian may each refuse to accept for deposit Units or securities underlying such Units that it believes to be Restricted Securities.  Persons depositing Units will be deemed to represent thereby that the deposit of such Units and the issuance of the GDRs upon such deposit are not restricted under the securities laws of the United States and that such Units are not Restricted Securities.  The Depositary and the Custodian shall also refuse to accept Units for deposit whenever notified, as hereafter provided, that the Companies have restricted transfer of such Units to comply with the requirements of Section 2.6 or any ownership restrictions referred to in Section 3.5.  The Companies shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of the Units for deposit hereunder or the Shares.

No Units shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by, or there has been compliance with the rules and regulations of, the CVM.

If required by the Depositary, Units presented for deposit at any time, whether or not the transfer books of the Companies are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Units or to receive other property which any person in whose name the Units are or have been recorded may thereafter receive upon or in respect of any such deposited Units, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (ii) if the Units are registered in the name of the person presenting Units, or on whose behalf they are presented, for deposit, a proxy or proxies entitling the Custodian to vote such deposited Units for any and all purposes until the Units are registered in the name of the Custodian or its nominee.

At the request and risk and expense of any holder of Units, and for the account of such holder, the Depositary may receive Units to be deposited, or evidence that Units have been electronically transferred to the account of the Custodian, together with the other instruments herein specified for the purpose of forwarding such Units or such evidence to the Custodian hereunder.

Upon each delivery or electronic transfer to or for the account of a Custodian of Units (or other Deposited Securities pursuant to Sections 4.3, 4.4, 4.5 or 4.9) to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian may require, as soon as is practicable, confirmation of the recordation of transfer of such Units (or other Deposited Securities) in the name of the Depositary or its nominees or the Custodian or its nominees at the cost and expense of the person making the deposit (or for whose benefit such deposit is made).

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, the Custodian or any of their nominees, or at such other place or places as the Depositary shall determine.

Section 2.3

Execution and Delivery of Receipts.

After the deposit of any Units pursuant to Section 2.2, together with delivery of the other documents above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are to be delivered in respect thereof and the number of GDSs to be evidenced thereby.  Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission.  After receiving such notice from the Custodian, the Depositary or its agent, subject to this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of GDSs to which such person or persons are entitled but (a) only upon payment to the Depositary or Custodian of all fees, expenses, taxes and governmental charges payable in connection with such deposit and the transfer of the deposited Units and (b) subject to applicable laws and the other terms of this Deposit Agreement and the provisions of the Bylaws of the Companies and those of the Deposited Securities.

Section 2.4

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall promptly register, or cause the Registrar to register, transfers of any such Receipt on its transfer books, upon any surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of any Receipt in physical, certificated form, the full and accurate completion of any endorsements appearing on such Receipt relating to compliance with the applicable restrictions on transfer thereof) and duly stamped as may be required by any applicable law of the State of New York or of the United States or of Brazil.  Upon payment to the Depositary of the fees and charges set forth in Section 5.9 hereto, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Companies may require in order to comply with applicable laws.  The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Companies.  In connection with any split-up or combination of Receipts pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement.

The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the fees and charges set forth in Section 5.9, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as the Receipt or Receipts surrendered.

Section 2.5

Surrender of Receipts and Withdrawal of Deposited Securities.

Upon surrender of a Receipt at the Corporate Trust Office and upon receipt by the Depositary of (i) payment of all fees, including the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Section 5.9), governmental charges and taxes payable in connection with such surrender and withdrawal and (ii) written instructions of the Holder for delivery of the Deposited Securities represented thereby, and subject to the terms and conditions of this Deposit Agreement, the clearing procedures of the Foreign Registrar, the Bylaws of the Companies and to the provisions of or governing the Deposited Securities, the Holder of such Receipt shall be entitled to electronic delivery through the Foreign Registrar or institutions having accounts with the Foreign Registrar, to an account designated by such Holder, as permitted by applicable law, to him or to his order or to physical delivery, if available, of the amount of Deposited Securities at the time represented by the GDS or GDSs evidenced by such Receipt.  Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered or written instructions received for such purpose may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer.  The person requesting withdrawal of Deposited Securities shall deliver to the Depositary written instructions directing the Depositary to cause the Deposited Securities being withdrawn to be either electronically delivered (subject to applicable clearing procedures of the Foreign Registrar and provisions of the Bylaws of the Companies), or physically delivered, if available, to or upon the written order of a person or persons designated in such instructions.

Upon the receipt of such instructions and such certificate and agreement, if any, and compliance with the terms of this Section 2.5, the Depositary shall direct the Custodian to make such book entry transfer, deliver at the principal office of such Custodian or make an electronic transfer as provided above, in each case subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, the clearing procedures of the Foreign Registrar to the Bylaws of the Companies, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any cash dividends or distributions with respect to the Deposited Securities or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

If permitted by Brazilian law, at the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.2, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) or securities, and forward a certificate or certificates (if certificated Units may be delivered) and other proper documents of title, if any, for the Deposited Securities represented by the GDSs evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

If any GDSs surrendered and GDRs cancelled represent fractional entitlements in Deposited Securities, the Depositary shall (i) cause the appropriate whole number of Deposited Securities to be withdrawn and delivered in accordance with the preceding terms of this Section 2.5 and (ii) at its election deliver, or cause the Custodian to deliver a receipt therefor or distribute the cash proceeds thereof, to the Holder the fractional entitlements represented by the retired GDSs and cancelled GDRs.

Section 2.6

Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer, Etc.

As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, the depositor of Units or the presenter of written instructions in order to reflect such transfer, split up, combination, surrender or withdrawal: (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge, including, without limitation, any tax imposed under the laws of Brazil, and any stock transfer or registration fee with respect thereto (including any such tax, charge and fee with respect to Units being deposited, transferred or withdrawn) and payment of any charges and fees of the Depositary upon delivery of Receipts against deposits of Units and upon withdrawal of Deposited Securities against surrender of Receipts as set forth in Section 5.9 to this Deposit Agreement; (ii) compliance with (a) any laws or governmental regulations relating to Receipts or GDSs or to the withdrawal of Deposited Securities and (b) such reasonable regulations, if any, as the Depositary and the Companies may establish consistent with the provisions of this Deposit Agreement, including Section 7.7 hereof, and applicable law; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against deposits of Units generally or of particular Units may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts, or the receipt of written instructions from any person having a beneficial interest in any Receipt for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Companies (or the Foreign Registrar as the appointed agent of the Companies for the transfer and registration of Units) are closed, or if any such action is deemed necessary or advisable by the Companies or the Depositary at any time or from time to time.  Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction I.A(l) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act.

In furtherance and not in limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to (i) accept for deposit under Section 2.2 hereof Units in such circumstances where the Depositary, the Custodian or the Companies has reason to believe (and in the case of the Custodian or the Companies, such belief shall have been communicated to the Depositary) that such Units have been withdrawn from a restricted depositary receipt facility in respect to Units established or maintained by a depositary bank, including any such facility established or maintained by the Depositary (hereinafter, a “restricted facility”), or permit such Units to be used to satisfy any person’s obligation with respect to transactions contemplated by Section 2.9 hereof unless such Units have been acquired in a transaction (a) registered under the Securities Act, (b) in compliance with Regulation S or (c) in accordance with Rule 144 under the Securities Act, and the Depositary may, as a condition to accepting the deposit of such Units hereunder, require the person depositing such Units to provide the Depositary with a certificate in writing to the foregoing effect; or (ii) accept for (w) deposit under Section 2.2 hereof, (x) transfer or exchange under Section 2.4 hereof, (y) cancellation under Section 2.5 hereof or (z) delivery in satisfaction of any person’s obligation with respect to transactions contemplated by Section 2.9 hereof, depositary receipts representing Units issued pursuant to a restricted facility.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Units or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Units (and the constituent securities) or other Deposited Securities, or any Units or Deposited Securities the deposit of which would violate any provisions of the Bylaws of the Companies.  Also without limitation of the foregoing, the Depositary will comply with written instructions of the Companies (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Units identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Companies’ compliance with the securities laws of the United States and other jurisdictions.

Section 2.7

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost or stolen Receipt, after the Holder thereof (i) has filed with the Depositary a written request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) satisfactory to the Depository as may be required by the Depositary to save it and any of its agents harmless in connection therewith, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

Section 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose.  The Depositary is authorized to destroy Receipts so cancelled.

Section 2.9

Pre-Release of Receipts.

Without the prior written consent of the Company, the Depositary shall not permit Pre-Releases (as defined and described below).  With the prior written consent of the Company, notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Units pursuant to Section 2.2 ("Pre-Release").  The Depositary may, pursuant to Section 2.5, deliver Units upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Units in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to  be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Units or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Units or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Units not deposited but represented by Global Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Units deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably  appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

Section 2.10

Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under Section 2.8, in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

Section 2.11

Uncertificated Global Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)

Global Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated Global Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated Global Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated Global Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of Global Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing Global Depositary Shares registered in the name requested by that person,  (B) registration of Global Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of Global Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender Global Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing Global Depositary Shares.

(c)

Global Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated Global Depositary Shares, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated Global Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the owner of the same number of uncertificated Global Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Holder of uncertificated Global Depositary Shares for the purpose of exchanging them for certificated Global Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the same number of certificated Global Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder the Global Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Holder.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated Global Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated Global Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of Global Depositary Shares, to direct the Depositary to register a transfer of those Global Depositary Shares to DTC or its nominee and to deliver those Global Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.  CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

Section 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Units for deposit or any Holder may be required from time to time (a) to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing Deposited Securities, the terms of this Deposit Agreement, and legal or beneficial ownership of Receipts, Deposited Securities and other securities, (b) to provide information to the Depositary or Custodian relating to the registration on the books of the Companies (or the appointed agent of the Companies for the transfer and registration of Units) of the Units presented for deposit or other information, (c) to execute such certificates and (d) to make such representations and warranties as the Depositary may deem necessary or proper or as the Companies may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Companies shall, withhold the delivery or registration of transfer of all or part of any Receipt, or the delivery of any dividend or other distribution or of rights or of the net proceeds of the sale thereof or the delivery of any Deposited Security, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary’s and the Companies’ satisfaction, subject to Section 7.7 hereof.  The Depositary shall, upon the Companies’ written request, provide to the Companies in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

Section 3.2

Liability of Holders for Taxes and Other Charges.

If any tax, duty or other governmental charge, including, without limitation, any tax, duty or governmental charge imposed under the laws of Brazil, shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the GDSs evidenced by such Receipt, including any tax, duty or other governmental charge payable by the Unit Depositary, such tax, duty or other governmental charge shall be payable by the Holder of such Receipt to the Depositary.  The Depositary may refuse, and the Companies shall be under no obligation, to effect any registration of transfer of all or part of such Receipt or to issue any new Receipt or to permit any deposit or any withdrawal of Deposited Securities represented by the GDSs evidenced by such Receipt until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the GDSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the Holder of such Receipt shall remain liable for any deficiency.

Section 3.3

Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Units or Receipts.

Each person presenting Units for deposit under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Units and each certificate therefor, if any, are validly issued and outstanding, (ii) the Shares represented thereby are validly issued and outstanding, fully paid and nonassessable and free of any preemptive rights, if any, and have been duly deposited with the Unit Depositary for the creation of Units, and (iii) the person making such deposit is duly authorized so to do.  Such representations and warranties shall survive the deposit and withdrawal of Units and the issuance or cancellation of Receipts or adjustments in the Depositary’s records in respect thereof.

Each person depositing Units, taking delivery of or transferring Receipts or any beneficial interest therein, or surrendering Receipts or any beneficial interest therein and withdrawing Units under this Deposit Agreement shall be deemed thereby to represent and warrant that such Units or Receipts are not Restricted Securities and that any such deposit, transfer or surrender and withdrawal is not restricted under the Securities Act and is in accordance with the applicable restrictions and conditions on transferability set forth in this Deposit Agreement, in each case in accordance with any applicable securities laws of any State of the United States.  Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Units or the Receipts or beneficial interest therein.

Section 3.4

Disclosure of Beneficial Ownership.

The Companies and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each Holder agrees to provide any information requested by the Companies or the Depositary pursuant to this Section whether or not such person is still a Holder at the time of such request.  The Depositary agrees to use reasonable efforts to comply with the reasonable written instructions from the Companies requesting that the Depositary forward any such requests to registered Holders or former registered Holders and to forward to the Companies any responses to such requests received by the Depositary.  Each Holder further agrees to make such disclosure of interests in Units of the Companies as may be required to be made by such Holder under any laws, regulations or codes of practice applicable in Brazil or any other jurisdiction whether or not the same may be enforceable against such Holder.

Section 3.5

Ownership Restrictions.

The Companies may restrict transfers of the Units where such transfer might result in ownership of Units exceeding the limits under applicable law or the Companies’ Bylaws. The Companies may also restrict, in such manner as they deem appropriate, transfers of the GDSs where such transfer may result in the total number of Units represented by the GDSs beneficially owned by a single Holder to exceed the limits under any applicable law or the Companies’ Bylaws.  The Companies may, in their sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Units represented by the GDSs held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by any applicable law.  The Depositary shall, at the sole expense of the Companies, use its reasonable efforts to comply with the written instructions of the Companies as provided in this Section.

As of the date hereof, there are no such limitations affecting ownership of Units under applicable laws of Brazil, the Bylaws of the Companies or any provisions of or governing Deposited Securities.

Section 3.6

Compliance with Information Requests.

Notwithstanding any other provision of this Agreement, each Holder agrees to comply with requests from the Companies pursuant to Brazilian law, the rules of the Brazilian Stock Exchange, and any other stock exchange on which the Units are, or will be, registered, traded or listed or the Bylaws of the Companies, which are made to provide information, inter alia, as to the capacity in which such Holder owns Receipts (and Units as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply with written instructions received from the Companies requesting that the Depositary forward any such request from the Companies to the registered Holder and to forward to the Companies any such responses to such requests received by the Depositary.

ARTICLE 4.  RIGHTS RELATING TO THE DEPOSITED SECURITIES; CERTAIN OBLIGATIONS OF THE DEPOSITARY

Section 4.1

Cash Distributions.

Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Companies in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, promptly convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the registered Holders entitled thereto, as of the record date fixed pursuant to Section 4.6 hereof, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, however, that in the event that any of the Companies, the Unit Depositary, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.10 hereof, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other charges, the amount distributed to the Holder in respect of GDSs representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.

Section 4.2

Distributions Other Than Cash, Units or Rights.

Whenever the Custodian shall receive any distribution other than cash, Units or rights upon any Deposited Securities, the Depositary shall, after consultation with the Companies, and upon receipt of opinion(s) of United States and Brazilian counsel, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the registered Holders entitled thereto, as of a record date fixed pursuant to Section 4.6 hereof, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Companies, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may obtain opinion(s) of United States and Brazilian counsel, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such opinion(s), which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

Section 4.3

Distributions in Units.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, upon receipt of Units representing such Shares the Depositary may, after consultation with the Companies, and shall, if the Companies shall so request, in each case after obtaining opinions of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, (i) instruct the Companies to deposit or cause such Units to be deposited with the Custodian or the Foreign Registrar and registered in the name of the Custodian or its nominee or the Depositary or its nominee and (ii) distribute to the registered Holders of outstanding Receipts entitled thereto, as of the record date fixed pursuant to Section 4.6 hereof, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of GDSs representing the number of Units received as such dividend or free distribution, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Companies or the Depositary withhold an amount on account of taxes or other governmental charges or that such Units must be registered under the Securities Act in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Companies, adopt such method, if any, as the Depositary may deem necessary and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Units (or Shares) thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the registered Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1.  In lieu of issuing Receipts for fractional GDSs in any such case, the Depositary shall sell the number of Units represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.1.  If additional Receipts are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each Global Depositary Share shall thenceforth also represent its proportionate interest in the Additional Units distributed upon the Deposited Securities represented thereby.

Section 4.4

Distributions of Rights.

In the event that the Companies shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares, if such Shares are deposited with the Unit Depositary for the creation of Units, or any rights of any other nature, the Depositary may, after consultation with the Companies, and if requested in writing by the Companies, shall, take action, subject to the terms of this Deposit Agreement, as follows:

(a)

if at the time of the offering of any rights, the Depositary determines in its reasonable discretion, after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the registered Holders entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(b)

if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to all Holders or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the registered Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1 hereof.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

If the Depositary does not receive such written request from the Companies, the Depositary shall, after consultation with the Companies, and after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.1 hereof, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Companies to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act or other applicable law covering such offering is in effect, or (ii) unless the Companies furnish the Depositary opinion(s) of counsel for the Companies in the United States and counsel to the Companies in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.  The Companies shall have no obligation to register such rights or the securities represented by such rights under the Securities Act or any other applicable law.  Although Brazilian law contemplates the issuance of preemptive rights in negotiable form, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of such rights.

References in this Section 4.4 to “Holders” are to Holders as of the record date fixed pursuant to Section 4.6.

Section 4.5

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive currency other than dollars (“foreign currency”), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into dollars distributable to the registered Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) shall be promptly distributed to the registered Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments in accordance with the terms thereof, in either case without liability for interest.  Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion and authority to file such application for approval or license, if any, as it may deem desirable.  In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto and transferable to the United States, or if any approval or license of any government or authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost, or within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest thereon) for the respective accounts of, the registered Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the registered Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable.

Section 4.6

Fixing of Record Date.

Whenever the Depositary shall receive notice of a record date by the Companies (provided to the Depositary at least 10 days in advance, in accordance with New York Stock Exchange requirements) for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Units that are represented by each GDS or whenever the Depositary shall receive notice of any meeting of holders of Deposited Securities, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date which date shall be the same date, to the extent practicable, as, or if not practicable, as near as practicable to, the record date for the Deposited Securities (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights, if any, at any such meeting, (b) for fixing the date on or after which each GDS will represent the changed number of Units or (c) for any other matter, as the case may be.  Subject to the provisions of Sections 4.1 through 4.5 and 5.9 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to give voting instructions for the Deposited Securities, or to exercise the rights of Holders hereunder with respect to such changed number of Units, represented by each GDS, in proportion to the number of GDSs held by them respectively, or with respect to such other matter.

Section 4.7

Voting of Deposited Securities.

The Units (and the Shares) do not entitle the holders thereof to vote on any matter presented to a vote of shareholders of the respective Companies except in limited circumstances.  With respect to the limited circumstances and if, in the future, the terms of the Units should be revised or amended so as to provide for additional voting rights, or should Units (or, as the case may be, the Shares) obtain voting rights through any change in the laws, rules or regulations applicable to such Units (or, as the case may be, the Shares) or through any change in interpretation of such laws, the following shall apply.

As soon as practicable after receipt of notice pursuant to Section 5.6 of any meeting at which the holders of Units or other Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Units or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting (in accordance with Section 4.6) for the giving of instructions for voting or such consent or proxy and shall mail to each Holder of record a notice containing: (a) information in English included in such notice of meeting received by the Depositary from either of the Companies, as applicable, (b) a statement in English, in a form provided by either of the Companies, as applicable, that the Holders of record as of the close of business on a specified record date will be entitled, subject to the terms of this Section, any applicable provisions of Brazilian law and of the Bylaws of the applicable Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Deposited Securities represented by their respective GDSs evidenced by their respective Receipts and (c) a brief statement as to the manner in which and the date by which such instructions may be given.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable and permitted under applicable law and the Bylaws of the applicable Company, to vote or cause to be voted the number of Deposited Securities represented by such GDSs evidenced by such Receipt in accordance with the nondiscretionary instructions set forth in such request.

The Depositary shall not, under any circumstances, exercise any discretion as to voting and shall not vote or attempt to exercise the right to vote that attaches to the Units or other Deposited Securities, other than in accordance with such instructions.  If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the GDSs evidenced by such Holder’s GDRs on or before the date established by the Depositary for such purpose, the Units or other Deposited Securities shall not be voted.

Section 4.8

Changes Affecting Deposited Securities.

Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting either of the Companies or to which either of them is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act, thenceforth evidence GDSs representing the right to receive Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence.  In any such case the Depositary may with the Companies’ approval, and shall at the Companies’ request, subject to Section 5.9 and the other terms of this Deposit Agreement and receipt of an opinion of Companies’ counsel satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts or make appropriate adjustments in its records, as in the case of a distribution of Units pursuant to Section 4.3, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

Notwithstanding the foregoing, in the event that any security or property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Companies’  approval, and shall if the Companies request, subject to receipt of an opinion of Companies’ counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1.

Section 4.9

Transmittal by the Depositary of Companies’ Notices, Reports and Communications.

The Depositary shall make available for inspection during business hours by Holders at its Corporate Trust Office and at the principal office of each Custodian copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Companies which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Companies.  The Depositary shall also send to registered Holders copies of such notices, reports and communications when furnished by the Companies to the Depositary pursuant to Section 5.8.

Section 4.10

Taxation.

The Depositary or the Custodian will forward to the Companies or their agents such information from its records as the Companies may reasonably request to enable the Companies or their agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Companies or their agents may file such reports as are necessary to reduce or eliminate applicable taxes on distributions in respect of Deposited Securities on dividends and other benefits under applicable tax treaties for the Holders.  In the event that the Depositary determines that any distribution of property, Units or rights to subscribe therefor is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Units and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to registered Holders entitled thereto in proportion to the number of GDSs held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.  Holders of GDSs evidenced by Receipts representing Deposited Securities may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary’s obligations under applicable law.  Holders shall provide the Depositary, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Depositary may reasonably request.  Each Holder shall indemnify the Depositary, the Companies, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to this Section 4.10.

Section 4.11

Lists of Holders.

Promptly upon request by the Companies, the Depositary shall furnish to them a list, as of a recent date, of the names, addresses and holdings of GDSs by all Holders.

Section 4.12

Available Information.

The Companies are subject to the periodic reporting requirements of the Securities Exchange Act and, accordingly, file certain reports with the Commission.  These public reports can be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date of this Deposit Agreement at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549.

ARTICLE 5.  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANIES

Section 5.1

Maintenance of Depositary’s Office and Register.

Until the termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts, which office shall be open at all reasonable times for inspection by Holders and the Companies, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Companies or a matter related to this Deposit Agreement, the GDSs or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable request of the Companies.

If any Receipts or the GDSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, upon the written request of, or with the written approval of the Companies, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or systems and with the terms of any such appointment.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Companies.  The Depositary, upon the written request or with the written approval of the Companies, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the written request or with the written approval of the Companies.  Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.1 (other than The Bank of New York Mellon) shall give notice in writing within five business days from the date of such appointment to the Companies and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

Section 5.2

Prevention or Delay in Performance by the Depositary or the Companies.

Neither the Depositary, the Custodian nor the Companies nor any of their respective controlling persons, directors, employees, agents or Affiliates will be liable to any Holder or other persons if by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Bylaws of the Companies, or by reason of any provision of any securities issued or distributed by the Companies, or any offering or distribution thereof, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Companies or any of their respective controlling persons, directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor will the Depositary or the Companies or any of their respective controlling persons, directors, employees, agents or Affiliates incur any liability to any Holder by reason of any nonperformance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under this Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.1, 4.2, or 4.3 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.4, 4.8 or 5.7 of this Deposit Agreement or in the Bylaws of the Companies, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary, after consultation with the Companies, shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

Section 5.3

Obligations of the Depositary, the Custodian and the Companies.

Each of the Companies and their agents assume no obligation nor shall they be subject to any liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by them to perform in this Deposit Agreement without negligence and in good faith; provided however, that the foregoing shall not limit the obligations of Unibanco acting as Unit Depositary under its by-laws or as Custodian, as the case may be.

Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence and in good faith.  The Depositary and the Companies undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement (other than as provided in the preceding paragraph), and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Companies or their respective agents.  Without limitation of the preceding, neither the Depositary, its controlling persons nor its agents nor the Companies, their controlling persons nor their agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability shall be furnished as often as may be required by it, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.  Neither the Depositary, its controlling persons, nor its agents, nor the Companies, their controlling persons, nor their agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Units for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.  Each of the Depositary, its controlling persons and its agents and the Companies, their controlling persons and their agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.

The Depositary shall be obligated to make distributions of property, including cash, pursuant to Article IV of this Deposit Agreement to Holders only to the extent that it is received by the Custodian or the Depositary as the registered holder of the deposited Units, and it will not be obligated to make distributions of any such property received by the Unit Depositary and not so received by the Custodian or the Depositary.

The Companies and, the Depositary agree that, notwithstanding any provision herein to the contrary, all notices, requests, directions or other communications expressed to be made to the Depositary by either or both of the Companies shall be made only by or through Unibanco, and the Depositary and its agents shall have no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts with respect to any notices, requests, directions or other communications made by any other person acting on behalf of the Companies or either of them.  No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

Section 5.4

Resignation and Removal of the Depositary, Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by sixty (60) days’ written notice of its election so to do delivered to the Companies, such resignation to take effect upon the earlier of (i) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and (ii) the expiration of sixty (60) days after delivery to the Companies of such notice.

The Depositary may at any time be removed by the Companies by sixty (60) days’ written notice of such removal which shall become effective upon the earlier of (i) the sixtieth (60th) day after delivery thereof to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Companies shall use their best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Companies an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Companies, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5

The Custodian.

The Depositary has initially appointed Unibanco as custodian and agent of the Depositary for the purpose of this Deposit Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it.  The Custodian may resign and be discharged at its request from its duties hereunder by notice of such resignation delivered to the Depositary at least sixty (60) days prior to the date on which such resignation is to become effective.  If upon such notice of resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, and after consultation with the Companies, appoint a substitute custodian that is organized under the laws of Brazil which shall thereafter be the Custodian hereunder.  The Depositary, after consultation with the Companies, may discharge the Custodian at any time upon notice to the Custodian being discharged and appoint a substitute custodian, who shall thereafter be the Custodian hereunder.  Forthwith upon its appointment, the substitute custodian shall deliver to the Depositary and the Companies an acceptance of such appointment satisfactory in form and substance to the Depositary and the Companies.  Upon demand of the Depositary the Custodian shall deliver such of the Deposited Securities or evidence of ownership and title of the Deposited Securities held by it as are requeseted of it to such substitute custodian.  The Depositary shall give notice in writing to all registered Holders of the name, location and the appointment of the Custodian not named in the Receipts.

The Depositary agrees with the Companies that at no time shall there be more than one Custodian acting in connection with this Deposit Agreement.

Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section 5.6

Notices and Reports.

On or before the first date on which the Companies give notice, by publication or otherwise, of any meeting of holders of any Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders of any Deposited Securities other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of any Deposited Securities, the Companies agree to transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but, otherwise in the form given or to be given to holders of Units or other Deposited Securities.  The Companies shall also furnish at such time to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Bylaws of the Companies that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications that are generally provided by the Companies to holders of its Units or other Deposited Securities.  At the Companies’ expense, the Depositary shall arrange for prompt mailing of copies thereof to all registered Holders.  The Companies will also provide to the Custodian or the Depositary an English language translation of such reports or communications reasonably concurrently with the receipt (by publication or otherwise) by holders of Units of such reports or communications.  The Depositary may, but shall not be required to, with the approval of the Companies, obtain English translations or adequate English summaries of any notices, reports or communications which are generally provided by the Companies to their shareholders which are not initially furnished to the Depositary in English text.

Section 5.7

Issuance of Additional Units, Etc.

The Companies agree that in the event that the Companies, or any Affiliates of the Companies, issue (a) additional Shares that are deposited with the Unit Depositary for the creation of Units, (b) rights to subscribe for Shares that are deposited with the Unit Depositary for the creation of Units or other Deposited Securities, (c) securities convertible or exchangeable into Units or Shares that are deposited with the Unit Depositary for the creation of Units, or (d) rights to subscribe for securities convertible or exchangeable into Units or Shares that are deposited with the Unit Depositary for the creation of Units, the Companies will promptly furnish to the Depositary a written opinion from United States counsel for the Companies, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue require a registration statement under the Securities Act to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights to the Holders entitled thereto; provided, however, that no such opinion shall be required in the event of an issuance of Units as a bonus, share split or similar event.  If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether such registration statement is in effect.

The Companies agree with the Depositary that neither the Companies nor any Affiliates of the Companies will at any time (i) deposit any Units or other Deposited Securities, either upon original issuance or upon a sale of Units or other Deposited Securities previously issued and reacquired by the Companies or by any such Affiliate, unless such transaction is registered under the Securities Act, or is exempt from registration under the Securities Act as confirmed by a written opinion from counsel for the Companies in the United States, which counsel shall be reasonably satisfactory to the Depositary, or (ii) issue additional Units, rights to subscribe for such Units, securities convertible into or exchangeable for Units or rights to subscribe for such securities except under circumstances complying in all respects with the Securities Act.

Section 5.8

Indemnification.

The Companies agree to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, GDSs, or other Deposited Securities, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Companies of information regarding the Companies, in connection with this Deposit Agreement, the Receipts, the GDSs or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and Affiliates, except to the extent that such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Companies or any of their directors, employees, agents and Affiliates; provided however, that, so long as Unibanco is acting as Custodian, negligence or bad faith of the Custodian or any of its directors, employees, agents or Affiliates shall not relieve the Companies of their obligations to indemnify hereunder.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.9) of a Receipt or Receipts in accordance with Section 2.9 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.9; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of GDSs, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Companies and their directors, employees, agents and Affiliates against, and hold each of them harmless from any loss, liability, tax, charge or expense of any kind whatsoever (including, without limitation, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifible action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights otherwise than under this Section 5.10) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

Section 5.9

Charges of Depositary.

The Companies agree to pay the expenses, fees and out-of-pocket charges of the Depositary and the Registrar, co-transfer agent and co-registrar, and any other agent of the Depositary appointed under this Deposit Agreement, if any, only in accordance with written agreements between the Companies and the Depositary from time to time.

The following charges shall be incurred by any party depositing or withdrawing Units or by any party surrendering Global Depositary Shares or to whom Global Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Companies or an exchange of stock regarding the Global Depositary Shares or Deposited Securities or a delivery of Global Depositary Shares pursuant to Section 4.3), or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Units generally on the share register of the Company or Foreign Registrar and applicable to transfers of Units to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 Global Depositary Shares (or portion thereof) for the delivery of Global Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 and the surrender of Global Depositary Shares pursuant to Section 2.5 or 6.2, (6) a fee of $.02 or less per Global Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, and (7) such fees and expenses as are incurred by the Depositary (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities.

The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.9 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.4.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Companies and their affiliates and in Receipts.

Section 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Companies request that such papers be retained for a longer period or turned over to the Companies or to a successor depositary.

Section 5.11

Exclusivity.

The Companies agree not to appoint any other depositary for issuance of Global Depositary Receipts so long as The Bank of New York Mellon is acting as Depositary hereunder.

Section 5.12

List of Restricted Securities Owners.

Unless otherwise agreed by the Depositary and the Companies, upon each issuance by either Company of any securities that are Restricted Securities, the Companies shall provide the Depositary a list setting forth, to the actual knowledge of the Companies, those persons or entities who beneficially acquired Restricted Securities.  The Companies agree to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.  AMENDMENT AND TERMINATION

Section 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Companies and the Depositary without the consent of the Holders in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes, other governmental charges, delivery and other such out-of-pocket expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of sixty (60) days after notice of such amendment shall have been given to the registered Holders of outstanding Receipts.  Every Holder at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

Section 6.2

Termination.

The Depositary shall at any time at the written direction of the Companies terminate this Deposit Agreement by mailing notice of such termination to the registered Holders of all Receipts then outstanding at least sixty (60) days prior to the date fixed in such notice for such termination.  If sixty (60) days shall have expired after (i) the Depositary shall have delivered to the Companies a written notice of its election to resign or (ii) the Companies shall have delivered to the Depositary a written notice of the removal of the Depositary, provided that in either case no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.4, this Deposit Agreement shall automatically terminate on the sixtieth (60th) day after delivery of such notice.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property in exchange for Receipts surrendered to the Depositary (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth herein, if any).  At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and for its obligations to the Companies under Section 5.8 hereof (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth herein, if any).  Upon the termination of this Deposit Agreement, the Companies shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Section 5.8 and 5.9 hereof.

ARTICLE 7.  MISCELLANEOUS

Section 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

Section 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto (including the Holders) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4

Holders as Parties, Binding Effect.

The Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any beneficial interest therein.

Section 7.5

Regulatory Compliance.

The Depositary and the Companies hereby confirm to each other that, for as long as this Deposit Agreement is in effect, they shall use their best efforts to comply with any requirements for registration of the amount of Deposited Securities with the Central Bank of Brazil and furnish to the CVM and the Central Bank of Brazil such information and documents related to the Deposited Securities, the Receipts and the Depositary’s obligations hereunder as may be requested by such authorities from time to time pursuant to paragraph 3, article 3 of Regulation Annex V to Resolution 1.289.87 (as published in Resolution 1.927/92) of the National Monetary Council.  In the event that the Depositary or the Custodian shall be advised in writing (the “Legal Warning”) by Brazilian counsel reasonably satisfactory to the Depositary that the Depositary or Custodian reasonably could be subject to criminal or civil liabilities as a result of the Companies having failed to provide to the CVM or the Central Bank of Brazil such information or documents available through the Companies, the Depositary will immediately send a copy of the Legal Warning to the Companies, shall have the right to immediately resign as Depositary by written notice to the Companies and will not be subject to any liability hereunder for such resignation or such determination, and the Companies agree to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold of each of them harmless from any loss or liability of any kind incurred that arises under this Section 7.5.  Upon effectiveness of such resignation, the Depositary shall otherwise be discharged from all of its obligations under this Deposit Agreement.  Resignation pursuant to this paragraph shall be effected in accordance with Section 5.4; provided that, if the Companies fail to appoint a new depositary within sixty (60) days of such resignation, this Deposit Agreement shall be terminated in accordance with Section 6.2 and the Companies or their designated agents will assume the obligations stated as the obligations of the Depositary in such section.

The provisions of this Section shall survive any termination of this Deposit Agreement, in whole or in part.

Section 7.6

Notices.

Any and all notices to be given to the Companies shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Unibanco-União de Bancos Brasileiros S.A., Av. Eusebio Matoso 891, 4th Floor, 05423-901 City of São Paulo, State of São Paulo, Brazil, facsimile number: +55 11-3814-8506 and Unibanco Holdings, Av. Eusebio Matoso 891, 22nd Floor, 05423-901 City of São Paulo, State of São Paulo, Brazil, facsimile number: +55 11-3814-8977 or +55 11-3095-2868, attention: Geraldo Travaglia Filho and Rogério Paulo Calderon Peres, with a copy to geraldo.travaglia@unibanco.com.br and rogerio.calderon@unibanco.com.br and any other address which the Companies may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered, or sent by mail, first class, if overseas, airmail postage prepaid or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: ADR Administration, or to any other address which the Depositary may specify in writing to the Companies.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Notice given as aforesaid (i) to the Companies or the Depositary shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box.  The Depositary or the Companies may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

Section 7.7

Governing Law and Jurisdiction; Appointment of Agent; Waiver of Immunities.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York applicable to agreements made and to be performed in such State.  Except as set forth in the following sentence, the Companies and the Depositary agree that the federal courts in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.  In addition, the Companies and the Depositary hereby agree that in the event that a Holder brings a suit, action or proceeding against (a) the Depositary in its capacity as Depositary under this Deposit Agreement or (b) against both the Companies and the Depositary, in either case, in any state or federal court of the United States, and the Depositary has any claim, for indemnification or otherwise, against the Companies arising out of the subject matter of such suit, action or proceeding, then the Depositary may pursue such claim against the Companies in the state or federal court in the United States in which such suit, action or proceeding is pending and, for such purposes, the Companies irrevocably submit to the non-exclusive jurisdiction of such courts.

The Companies irrevocably designate, appoint, and empower Unibanco - União de Bancos Brasileiros S.A. New York Representative Office, with offices currently at 65 East 55th Street, 29th Floor, New York, New York 10022, as their authorized agent to receive and forward for and on their behalf, and their properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Companies in any such federal or state court as described in the preceding paragraph.  If for any reason such agent hereunder shall cease to be available to act as such, the Companies agree to designate a new agent in The City of New York on the terms and for the purposes of this Section reasonably satisfactory to the Depositary.  The Companies further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such suit, action or proceeding, against the Companies, by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with copies mailed to the Companies by registered or certified air mail, postage prepaid, to its address provided in Section 7.6.  The Companies agree that the failure of any such agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  The Companies irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any court as provided in the preceding paragraph and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

To the extent that the Companies or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Companies, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Brazilian court or any court as provided in the first paragraph of this Section, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Companies, or any other matter under or arising out of or in connection with this Deposit Agreement to the extent provided in the first paragraph of this Section, the Companies hereby irrevocably and unconditionally waive or will waive such right to the extent permitted by law, and agree not to plead or claim, any such immunity and consents to such relief and enforcement.

The provisions of this Section shall survive any termination of this Deposit Agreement, in whole or in part.

Section 7.8

Compliance With U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement or the Receipts to the contrary, each of the Companies and the Depositary agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Instruction I.A.(1) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act.

IN WITNESS WHEREOF, UNIBANCO-UNIAO DE BANCOS BRASILEIROS S.A., UNIBANCO HOLDINGS S.A. and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of GDSs, whether in certificated or uncertificated form, issued in accordance with the terms hereof or upon acquisition of any interest in such Receipts.

UNIBANCO-UNIAO DE BANCOS BRASILEIROS S.A.

By:

Name:

Title:

UNIBANCO HOLDINGS S.A.

By:

Name:

Title:

THE BANK OF NEW YORK MELLON

By: ______________________________

Name:

Title: